Exhibit 99.1 - Explanation of Responses

(1) The securities to which this report relates are held for the benefit of S.A.C. Capital Associates, LLC, an Anguillan limited liability company ("SAC Associates"), in an account managed by a third-party investment manager which effected the transactions reported herein. S.A.C. Capital Advisors, LLC, ("SAC Advisors") and S.A.C. Capital Management, LLC ("SAC Management") are investment managers to SAC Associates, but do not maintain investment discretion over the securities to which this report relates. Steven A. Cohen controls each of SAC Advisors and SAC Management. Each of SAC Advisors, SAC Management and Steven A. Cohen disclaim any beneficial ownership of any of the Issuer's securities to which this report relates for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, except to the extent of its indirect pecuniary interest therein, and this report shall not be deemed an admission that SAC Advisors, SAC Management or Steven A. Cohen is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.

(2) On November 16, 2007, an equity swap transaction was entered into for the benefit of SAC Associates (the "November 16 Swap") with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) the broker would pay to SAC Associates $52,120.02, representing $6.3561 per share with respect to each of the 8,200 shares of Issuer common stock referenced in the transaction, and (ii) SAC Associates would pay to the broker the market value of 8,200 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The November 16 Swap further provided that, during its term, (i) SAC Associates would pay to the broker an amount equal to any dividends paid by the Issuer on 8,200 shares of common stock, and (ii) the broker would pay to SAC Associates interest on $52,120.02. SAC Associates' account would also be charged a transaction fee by the broker.

(3) On November 19, 2007, an equity swap transaction was entered into for the benefit of SAC Associates (the "November 19 Swap") with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) the broker would pay to SAC Associates $48,974.31, representing $6.3603 per share with respect to each of the 7,700 shares of Issuer common stock referenced in the transaction, and (ii) SAC Associates would pay to the broker the market value of 7,700 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The November 19 Swap further provided that, during its term, (i) SAC Associates would pay to the broker an amount equal to any dividends paid by the Issuer on 7,700 shares of common stock, and (ii) the broker would pay to SAC Associates interest on $48,974.31. SAC Associates' account would also be charged a transaction fee by the broker.

(4) On November 20, 2007, an equity swap transaction was entered into for the benefit of SAC Associates (the "November 20 Swap") with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) the broker would pay to SAC Associates $48,334.32, representing $5.9672 per share with respect to each of the 8,100 shares of Issuer common stock referenced in the transaction, and (ii) SAC Associates would pay to the broker the market value of 8,100 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The November 20 Swap further provided that, during its term, (i) SAC Associates would pay to the broker an amount equal to any dividends paid by the Issuer on 8,100 shares of common stock, and (ii) the broker would pay to SAC Associates interest on $48,334.32. SAC Associates' account would also be charged a transaction fee by the broker.

(5) On November 21, 2007, an equity swap transaction was entered into for the benefit of SAC Associates (the "November 21 Swap") with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) the broker would pay to SAC Associates $48,535.08, representing $5.8476 per share with respect to each of the 8,300 shares of Issuer common stock referenced in the transaction, and (ii) SAC Associates would pay to the broker the market value of 8,300 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The November 21 Swap further provided that, during its term, (i) SAC Associates would pay to the broker an amount equal to any dividends paid by the Issuer on 8,300 shares of common stock, and (ii) the broker would pay to SAC Associates interest on $48,535.08. SAC Associates' account would also be charged a transaction fee by the broker.

(6) On November 23, 2007, an equity swap transaction was entered into for the benefit of SAC Associates (the "November 23 Swap") with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) the broker would pay to SAC Associates $49,587.60, representing $5.766 per share with respect to each of the 8,600 shares of Issuer common stock referenced in the transaction, and (ii) SAC Associates would pay to the broker the market value of 8,600 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The November 23 Swap further provided that, during its term, (i) SAC Associates would pay to the broker an amount equal to any dividends paid by the Issuer on 8,600 shares of common stock, and (ii) the broker would pay to SAC Associates interest on $49,587.60. SAC Associates' account would also be charged a transaction fee by the broker.

(7) On November 27, 2007, an equity swap transaction was entered into for the benefit of SAC Associates (the "November 27 Swap") with a securities broker pursuant to which, upon expiration or earlier settlement of the transaction, (i) the broker would pay to SAC Associates $43,793.10, representing $5.6145 per share with respect to each of the 7,800 shares of Issuer common stock referenced in the transaction, and (ii) SAC Associates would pay to the broker the market value of 7,800 shares of Issuer common stock as of the expiration or earlier settlement of the transaction. The November 27 Swap further provided that, during its term, (i) SAC Associates would pay to the broker an amount equal to any dividends paid by the Issuer on 7,800 shares of common stock, and (ii) the broker would pay to SAC Associates interest on $43,793.10. SAC Associates' account would also be charged a transaction fee by the broker.

(8) On December 17, 2008, the November 16 Swap was partially settled. The broker paid SAC Associates $43,857.09, representing $6.3561 per share with respect to 6,900 shares of Issuer common stock, which amount was offset by $9,614.46 owed by SAC Associates to the broker, representing $1.3934 per share (the market price of Issuer common stock as of the settlement date) with respect to 6,900 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(9) On December 18, 2008, the remainder of the November 16 Swap was settled. The broker paid SAC Associates $8,262.93, representing $6.3561 per share with respect to 1,300 shares of Issuer common stock, which amount was offset by $2,122.90 owed by SAC Associates to the broker, representing $1.633 per share (the market price of Issuer common stock as of the settlement date) with respect to 1,300 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.

(10) On December 18, 2008, the November 19 Swap was partially settled. The broker paid SAC Associates $45,160.26, representing $6.3603 per share with respect to 7,100 shares of Issuer common stock, which amount was offset by $11,594.30 owed by SAC Associates to the broker, representing $1.633 per share (the market price of Issuer common stock as of the settlement date) with respect to 7,100 shares of Issuer common stock. The settlement of the equity swap and the reported sale of common stock in connection therewith are deemed exempt from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-6(b) thereunder.